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                                                                   EXHIBIT 99.2




                              INVESTMENT AGREEMENT

                                     BETWEEN

                       METRO ONE TELECOMMUNICATIONS, INC.
                              AN OREGON CORPORATION

                                       AND

                            SONERA MEDIA HOLDING B.V.
                            A NETHERLANDS CORPORATION



                         DATED AS OF FEBRUARY 2, 2001




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                              INVESTMENT AGREEMENT

         This INVESTMENT AGREEMENT (the "Agreement") is entered into as of February 2, 2001 (the "Effective Date") by and between METRO ONE TELECOMMUNICATIONS, INC., an Oregon corporation ("Metro One"), and SONERA MEDIA HOLDING B. V. , a corporation organized under the laws of the Netherlands ("Sonera") and a wholly-owned subsidiary of SONERA CORPORATION, a limited liability company organized under the laws of the Republic of Finland ("Sonera Corporation").

                                    RECITALS

         WHEREAS, Metro One and Sonera entered into a Stock Purchase Agreement dated November 8, 2000 (the "Stock Purchase Agreement"), whereby Sonera purchased on the date hereof 4,000,000 shares of Metro One's Common Stock, no par value, for a purchase price of $17.00 per share, or an aggregate of $68,000,000 (the "Aggregate Purchase Price");

         WHEREAS, in connection with Sonera becoming a long-term investor in Metro One, the parties desire to establish terms governing certain aspects of their relationship; and

         WHEREAS, concurrently herewith the parties are also entering into a Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS


         1.1 CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined below shall have the meanings specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms so defined. For purposes of this Agreement:

         "Affiliate" shall mean, with respect to any party hereto, any corporation or other business entity which, directly or indirectly, through stock ownership or other arrangement controls, is controlled by or is under common control with such party. The term "control" shall mean the possession, direct or indirect, of the power to direct or

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cause the direction of the management or policies of such person, whether by reason of ownership of voting stock or other equity interests.

         "Agreement" shall have the meaning set forth in the preamble hereof.

         "Aggregate Percentage" shall mean the percentage obtained by dividing the number of shares of Common Stock beneficially owned by the Sonera Holders by the total number of shares of Common Stock outstanding on a fully-diluted basis (taking into account shares issuable upon exercise of options or warrants or conversion of outstanding securities).

         "Aggregate Purchase Price" shall have the meaning set forth in the preamble hereof.

         "Anniversary" shall mean the date occurring 12 months after the Effective Date and the date occurring each 12 months thereafter.

         "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday in Portland, Oregon or Helsinki, Finland, or other day on which commercial banks in Portland, Oregon or Helsinki, Finland are authorized by law or governmental decree to close. Unless qualified by Business Day, references to days herein shall be to calendar days.

         "Buy Back Program" shall have the meaning set forth in Section 5.7 hereof.

         "Change in Control Activities" shall have the meaning set forth in
Section 6.1 hereof.

         "Commission" shall mean the U.S. Securities and Exchange Commission.

         "Common Stock" shall mean the class of shares of Metro One designated as Common Stock, no par value, in its Articles of Incorporation, as in effect on the date of this Agreement, and to the extent issued by Metro One all other securities generally entitled to vote for the election of directors.

         "Competitor" shall mean any Person (other than Metro One, Sonera and their respective Affiliates) that, at the time of a Sonera Change in Control or a proposed Transfer of Purchased Shares (as the case may be), directly or indirectly through an Affiliate, operates, manages or owns a majority interest in a business that is (i) engaged primarily in the provision of directory assistance and information services to wireless network operators in the United States, or (ii) a wireless network operator in the United States whose ownership, direct or indirect, of Purchased Shares in Metro One would, in the reasonable judgment of both Metro One and Sonera, have a Material Adverse Effect.


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         "Disclosures" shall have the meaning set forth in Section 9.12 hereof.

         "$" shall mean the basic unit of the lawful currency of the United States of America.

         "Effective Date" shall have the meaning set forth in the preamble hereof.

         "Event Notice" shall have the meaning set forth in Section 5.5 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Knowledge" of Metro One or similar terms indicating awareness shall mean the actual knowledge of Metro One's officers and directors after a reasonably diligent investigation.

         "Lien" shall mean any pledge or assignment by way of security.

         "Material Adverse Effect" shall mean a material adverse effect on the financial condition, operations or business of Metro One and its Subsidiaries, taken as a whole, or on the ability of Metro One enter into and consummate the transactions contemplated by and lawfully to perform its obligations under this Agreement and the Registration Rights Agreement in accordance with their respective terms.

         "Metro One" shall have the meaning set forth in the preamble hereof.

         "Metro One Activities Notice" shall have the meaning set forth in
Section 6.1 hereof.

         "Metro One Alternative Notice" shall have the meaning set forth in
Section 5.3 hereof.

         "Metro One Change in Control" shall mean the occurrence of an event by which (i) any Person (including one or more Affiliates of such Person or a 13D Group, but excluding Sonera or any of its Affiliates) has become (or entered into a binding agreement by which they will become) the beneficial owner of 50% or more of the outstanding Common Stock (calculated with reference to the total voting power thereof), excluding any Purchased Shares acquired from a Sonera Holder, (ii) Metro One has sold (or entered into a binding contract to sell) all or a substantial portion of its assets and/or proposes to liquidate and dissolve, or (iii) there is consummated (or Metro One has entered into a binding agreement by which there would be consummated) any consolidation or merger of Metro One (A) in which Metro One is not the surviving corporation, or (B) pursuant to which the Common Stock is converted into cash, securities or other property, in each case other than a consolidation or merger of Metro One in which the holders of the Common Stock immediately prior to such consolidation


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or merger own, directly or indirectly, more than 50% of the combined voting power of the common equity securities of the surviving corporation immediately after such consolidation or merger.

         "Nasdaq" shall mean the Nasdaq Stock Market.

         "New Issue Notice" shall have the meaning set forth in Section 4.2 hereof.

         "New Issue Securities" shall have the meaning set forth in Section 4.1 hereof.

         "Percentage Election" shall have the meaning set forth in Section 4.2 hereof.

         "Permitted Transferee" shall mean (i) Sonera Corporation or (ii) any Subsidiary of Sonera Corporation.

         "Person" shall mean any general or limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative, association, individual or other entity, and heirs, executors, administrators, legal representatives, successors and assigns of such person.

         "Preliminary Sale Notice" shall have the meaning set forth in Section
4.1 hereof.

         "Public Market Sale" shall mean the sale of Common Stock pursuant to Rule 144 or in an offering registered under the Securities Act of 1933, as amended, (whether or not pursuant to an underwriting or block sale).

         "Purchased Shares" shall mean (i) the shares of Common Stock purchased by Sonera pursuant to the Stock Purchase Agreement and pursuant to Article 4 hereof, (ii) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by Metro One generally for, or in replacement by Metro One generally of, such shares of Common Stock; and (iii) any securities issued in exchange for such shares of Common Stock in any subsequent merger or reorganization of Metro One.

         "Registration Rights Agreement" shall have the meaning set forth in
Section 2.1 hereof.

         "Rule 144" shall have the meaning set forth in Section 5.2 hereof.

         "Sonera" shall have the meaning set forth in the preamble hereof.

         "Sonera Alternative Notice" shall have the meaning set forth in Section
4.2 hereof.


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         "Sonera Change in Control" shall mean the occurrence after the
Effective Date of an event by which (i) any Person (including one or more Affiliates of such Person or a 13D Group) has become (or entered into a binding agreement by which they will become) the beneficial owner of 50% or more of the outstanding voting stock of Sonera Corporation (calculated with reference to the total voting power of shares entitled to vote for the election of directors),
(ii) Sonera Corporation has sold (or entered into a binding contract to sell) all or a substantial portion of its assets and/or proposes to liquidate and dissolve, or (iii) there is consummated (or Sonera Corporation has entered into a binding agreement by which there would be consummated) any consolidation or merger of Sonera Corporation (A) in which Sonera Corporation is not the surviving corporation, or (B) pursuant to which the voting stock of Sonera Corporation is converted into cash, securities or other property, in each case other than a consolidation or merger of Sonera Corporation in which the holders of the voting stock of Sonera Corporation immediately prior to such consolidation or merger own, directly or indirectly, more than 50% of the combined voting power of the common equity securities of the surviving corporation immediately after such consolidation or merger.

         "Sonera Corporation" shall have the meaning set forth in the preamble hereof. For purposes of the definition of Sonera Change in Control and Section 5.5, Sonera Corporation shall also mean Sonera or any Sonera Holder (or Sonera and Sonera Holders as a group) that owns more than 2,000,000 Purchased Shares and is no longer an Affiliate of Sonera Corporation.

         "Sonera Holder" shall mean Sonera and each Permitted Transferee that acquires Purchased Shares, and "Sonera Holders" shall mean all Sonera Holders unless the context indicates otherwise.

         "Sonera Transaction Notice" shall have the meaning set forth in Section
5.5 hereof.

         "Sonera Transfer Notice" shall have the meaning set forth in Section
5.3 hereof.

         "Standstill Period" shall have the meaning set forth in Section 8.1 hereof.

         "Stock Purchase Agreement" shall have the meaning set forth in the recitals hereof.

         "Subsidiary" of a Person shall mean a corporation as to which a majority of the voting power is owned or controlled by such Person, either directly or indirectly; but any such corporation shall be deemed to be a Subsidiary of such Person only as long as such ownership or control exists.

         "Third Party Transferee" shall mean any Person other than a Permitted Transferee.


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         "Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by any Person or any 13D Group to purchase Common Stock or to exchange cash or other consideration for any Common Stock and which consists of an offer to acquire 100% of the outstanding Common Stock and is conditioned (which condition may not be waived) on at least a majority of the shares of outstanding Common Stock being tendered and not withdrawn with respect to such offer.

         "Transfer" shall have the meaning set forth in Section 5.1 hereof.

         "Triggering Person" shall have the meaning set forth in Section 8.2 hereof.

         "U.S. GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

         "13D Group" shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Common Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file Schedule 13D or Schedule 13G with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned (as defined without excluding paragraph (d) of Rule 13d-3) sufficient securities to require such a filing under the Exchange Act. When references herein are to a group under Section 13(d) and not to members of such group, such references shall be deemed to refer to actions of the group acting as such group and not to the individual actions of any members of such group, unless and to the extent such actions would not be permitted to be taken by the group.

         1.2 USAGE. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.


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                                    ARTICLE 2
                                 RELATED EVENTS

         2.1 TRANSACTIONS. Simultaneously with the execution of this Agreement, Metro One is selling Common Stock to Sonera upon the terms set forth in the Stock Purchase Agreement; and Metro One and Sonera are entering into a Registration Rights Agreement in the form of Annex II attached to the Stock Purchase Agreement (the "Registration Rights Agreement").

         2.2 METRO ONE BOARD OF DIRECTORS. Effective upon the execution of this Agreement, Metro One's Board of Directors has (a) adopted a resolution to increase to 7 the number of Metro One directors, and (b) elected the 2 directors designated by Sonera (identified in SCHEDULE 2.2 hereto) to the Metro One Board of Directors, one such designee to be a Class II director and one such designee to be a Class III director. Metro One agrees to use its best efforts to cause Sonera's designees to be nominated by the Board of Directors of Metro One for election to such Board by the Metro One shareholders at the time and in the manner proper for such nomination and election. In the event a Sonera designee ceases to be a member of the Metro One Board of Directors for any reason, the individual designated by Sonera as a replacement shall be elected to the Metro One Board of Directors by the remaining members of such Board. Sonera shall retain the right to designate (i) one director pursuant to this Section 2.2 so long as Sonera Holders own at least 2,000,000 shares of Common Stock, and (ii) 2 directors pursuant to this Section 2.2 so long as Sonera Holders own at least 4,000,000 shares of Common Stock. In the event the size of the Metro One Board of Directors is increased to greater than 7 directors, Sonera shall have the right to designate such additional directors as may be necessary to maintain Sonera's representation thereon in the proportion that Sonera's ownership of Common Stock bears to the outstanding Common Stock on a fully-diluted basis (rounding up the number of Sonera-designated directors if the fractional element of the calculation of Sonera's proportionate representation is .5 or above); provided, however, Sonera shall not be entitled to designate more than 2 directors so long as the Board of Metro One consists of 10 or fewer members, unless the size of such Board is increased pursuant to a right of a third party to designate a Metro One director. Metro One shall use its best efforts to cause its Board of Directors to take all necessary and appropriate action to effect promptly the election of Persons designated by Sonera pursuant to this Section 2.2.


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                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF METRO ONE. Metro One represents and warrants to Sonera, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as follows:

             (a) DUE ORGANIZATION. Metro One is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Each of Metro One and any of its Subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where the conduct of its business or the ownership of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

             (b) POWER AND AUTHORITY; NO VIOLATION. Metro One has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Registration Rights Agreement, and any additional agreements executed by the parties concurrently herewith, have been duly and validly authorized by all necessary corporate action on the part of Metro One, and each such agreement constitutes a legal, valid and binding obligation of Metro One enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement, nor the consummation by Metro One of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) conflict with, violate, result in a default or breach or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, pursuant to (A) any provision of the Articles of Incorporation or By-laws of Metro One, (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which Metro One is a party or by which Metro One or any of its property may be bound or affected, or (C) any law, order, judgment, ordinance, rule, regulation or decree to which Metro One is a party or by which any of its property is bound, or (ii) except as set forth in Schedule 3.2 to the Stock Purchase Agreement, give rise to any right of first refusal, subscription or similar right with respect to any interest in, or any properties or assets of, Metro One or any of its Subsidiaries.

             (c) LEGAL MATTERS. Except as set forth in Schedule 3.8 to the Stock Purchase Agreement, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or legal, administrative or other proceeding, or any order,


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decree or judgment, in progress or pending, or to the Knowledge of Metro One threatened, against or relating to the right of Metro One to execute and deliver this Agreement or perform its obligations hereunder, or which could reasonably be expected to have a Material Adverse Effect. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than orders or decrees involving the directory assistance industry in general.

             (d) CAPITALIZATION OF METRO ONE. The authorized capital stock of Metro One consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, no par value, as both are defined in the Metro One Articles of Incorporation. As of January 31, 2001, (i) 11,834,534 shares of Common Stock (not including the shares being purchased by Sonera) are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and (ii) no shares of Preferred Stock are issued and outstanding. Except as set forth in SCHEDULE 3.1 hereto, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating Metro One to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or common stock equivalents obligating Metro One to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

             (e) STOCK PURCHASE AGREEMENT REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Metro One in the Stock Purchase Agreement are true and correct in all material respects as of the Effective Date.

         3.2 REPRESENTATIONS AND WARRANTIES OF SONERA. Sonera represents and warrants to Metro One, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as follows:

             (a) DUE ORGANIZATION. Sonera is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands.

             (b) POWER AND AUTHORITY; NO VIOLATION. Sonera has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Registration Rights Agreement, and any additional agreements executed by the parties concurrently herewith, have been duly and validly authorized by all necessary corporate action on the part of Sonera and each such agreement constitutes a legal, valid and binding obligation of Sonera, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws


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affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement, nor the consummation by Sonera of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, conflict with, violate, result in a default or breach or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, pursuant to (i) any provision of the charter or by-laws of Sonera; (ii) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which Sonera is a party or by which Sonera or any of its property may be bound or affected, or (iii) any law, order, judgment, ordinance, rule, regulation or decree to which Sonera is a party of by which any of its property is bound.

             (c) LEGAL MATTERS. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or legal, administrative or other proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Sonera threatened, against or relating to Sonera's right to execute and deliver this Agreement or perform its obligations hereunder. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which, individually or in the aggregate, could reasonably be expected to impair in any material respect the performance of Sonera's obligations hereunder or the consummation of the transactions contemplated hereby, other than orders or decrees involving the directory assistance industry in general.

             (d) STOCK PURCHASE AGREEMENT REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Sonera in the Stock Purchase Agreement are true and correct in all material respects as of the Effective Date.

                                    ARTICLE 4
           SONERA'S RIGHT TO PURCHASE ADDITIONAL METRO ONE SECURITIES

         4.1 NEW ISSUE SECURITIES. If, at any time after the Effective Date and prior to the 8th Anniversary, Metro One proposes to issue (or sell from treasury) for cash Common Stock, or securities convertible into or exchangeable for Common Stock, including debt or equity securities convertible into Common Stock or other equity securities of Metro One, but excluding (i) non-voting, non-convertible preferred stock and debt securities containing nominal equity features, (ii) equity securities issuable upon exercise or conversion of debt or equity securities, and (iii) equity securities issuable in connection with stock option or other employee benefit plans approved by the Board of Directors, Metro One shall provide Sonera notice (a "Preliminary Sale Notice") of the proposed issuance of such securities (the "New Issue Securities"), such notice to set out Metro One's good faith estimate as to the number of such securities proposed to be issued


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(including projected timing) and the price (or price range) and other material terms expected to be applicable thereto.

         4.2 EXERCISE OF PURCHASE RIGHTS. (a) Within 30 days after providing the Preliminary Sale Notice, Metro One shall provide Sonera notice (a "New Issue Notice") of the specific number of New Issue Securities Metro One is offering to sell (including projected timing) and the price (or price range for a Public Market Sale) and all other material terms applicable thereto and shall provide to Sonera therewith or within 5 Business Days thereafter such other information as Sonera may have reasonably requested after receipt of the Preliminary Sale Notice in order to evaluate the proposed sale. Within 10 Business Days of receipt of the New Issue Notice, Sonera shall notify Metro One that (i) Sonera agrees to purchase all of the New Issue Securities at the price (or at a price within the range) specified in the New Issue Notice, or (ii) Sonera offers to purchase a specified number of the New Issue Securities at the price in the New Issue Notice or at a specified alternative price, together with the duration of the offer and/or other terms (if any) for such purchase (a "Sonera Alternative Notice"); or (iii) Sonera declines to purchase any New Issue Securities, which decision shall be deemed to have been made in the event Sonera fails to respond within such 10 Business Day period. In addition to specifying a number of New Issue Securities that Sonera offers to purchase in a Sonera Alternative Notice, Sonera may agree in the Sonera Alternative Notice to purchase, at a specified price (or within a price range), share volume, timing and other parameters and concurrently with a sale of New Issue Securities to any third parties, a number of New Issue Securities up to and including that which would be sufficient to maintain a specified percentage ownership interest in the Common Stock on a fully-diluted basis (a "Percentage Election").

             (b) A Sonera notice under Section 4.2(a)(i) will be deemed an acceptance of Metro One's offer to sell the New Issue Securities.

             (c) A Sonera Alternative Notice shall be deemed, during the 180 day period following the New Issue Notice, a revocable offer of Sonera to buy the New Issue Securities identified in such notice under the terms set forth therein, subject to Section 4.4 hereof and conditioned on the sale of New Issue Securities by Metro One to a third party at the price (or within the price range) specified in such Sonera Alternative Notice. Metro One may accept the offer in a Sonera Alternative Notice by notice provided to Sonera not less than 10 Business Days prior to closing if, at the time of such acceptance, the Sonera offer has not expired in accordance with its terms or been revoked.

             (d) A Percentage Election shall be deemed, during the 180 day period following the New Issue Notice, a revocable agreement by Sonera to buy and a binding agreement by Metro One to sell the applicable portion of the New Issue Securities, subject to Section 4.4 hereof and conditioned on the sale of New Issue Securities by


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Metro One to a third party at the price (or within the price range) and other terms specified in such Percentage Election.

         4.3 NEW ISSUE SECURITIES CLOSINGS. (a) If Sonera agrees pursuant to
Section 4.2(a)(i) to purchase all the New Issue Securities identified in the New Issue Notice, or offers in a Sonera Alternative Notice to purchase all the New Issue Securities and the terms offered in such Notice are acceptable to Metro One, the purchase and sale shall be made at a closing on a date specified by Metro One at least 10 Business Days prior to closing. Closing shall occur not more than 60 Business Days after the date of the New Issue Notice at the offices of Metro One, or at such other place or on such other date as Metro One and Sonera may agree in writing.

             (b) If Sonera is purchasing less than all of the offered New Issue Securities (including pursuant to a Percentage Election), such purchase shall take place at a closing concurrent with the closing of the sale to third parties of the New Issue Securities described in the New Issue Notice at the offices of Metro One (or at such other place as Metro One shall designate), on the terms set forth in the New Issue Notice, the Sonera Alternative Notice (if accepted by Metro One), or the Percentage Election, as applicable. Metro One agrees to keep Sonera advised in writing and consult on a timely basis concerning the anticipated timing and terms of any proposed sale of New Issue Securities to third parties.

             (c) At the Closing, Metro One shall deliver to Sonera (or any Permitted Transferee designated by Sonera ) certificates representing the New Issue Securities to be purchased, against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by Metro One at least 5 Business Days prior to the date of such closing.

         4.4 FAILURE OF SONERA TO PURCHASE SHARES. If Sonera does not agree to purchase all of the New Issue Securities and does not provide a Sonera Alternative Notice or a Percentage Election, Metro One shall be free for a 180 day period following the New Issue Notice to sell all or any portion of such New Issue Securities on any terms then available in the market. If Sonera provides a Sonera Alternative Notice or a Percentage Election, Metro One shall be free for such 180 day period to sell all or any portion of such New Issue Securities that Metro One has not agreed to sell to Sonera by accepting the offer in a Sonera Alternative Notice, or Sonera has not agreed to purchase in such Percentage Election, on any terms then available in the market; provided however, that, if the terms of such New Issue Securities offered to the third party are more favorable to such third party than the terms set forth in the Percentage Election or the Sonera Alternative Notice (if any), Metro One shall give Sonera another New Issue Notice setting forth any such new terms, and Sonera shall have 5 Business Days in which to inform Metro One that it wishes to purchase a specified number of New Issue Securities


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on the new terms. Any New Issue Securities that Sonera does not agree to purchase on such new terms may be sold by Metro One to third parties on any terms then available in the market; provided, however that if such terms are more favorable to the purchaser than the new terms previously offered to Sonera, Metro One shall give Sonera another New Issue Notice to which Sonera shall respond in 5 Business Days in accordance with the proceeding sentence. Closing with respect to any New Issue Securities that Sonera agrees to purchase on the new terms shall be in accordance with Section 4.3. To the extent such New Issue Securities are not sold within such 180 day period, Metro One shall again become subject to the procedure set forth in Sections 4.1 through 4.4 before issuing New Issue Securities.

         4.5 LIMITATIONS ON RIGHT TO PURCHASE. Notwithstanding the provisions of this Article 4, the right to purchase New Issue Securities provided herein shall not be available to Sonera to the extent that (i) the exercise thereof would increase the Aggregate Percentage of all Sonera Holders above 33% if such percentage limitation is then applicable under Article 8 hereof, or (ii) Sonera is unable to subscribe for or own the New Issue Securities as a result of its inability to satisfy any applicable legal or regulatory requirements for such subscription or ownership.

         4.6 TERMINATION OF RIGHTS. The purchase rights provided to Sonera by this Article 4 shall terminate in the event that Sonera Holders own less than 2,000,000 Purchased Shares.

         4.7 OPEN MARKET PURCHASES. Nothing in this Agreement shall prevent Sonera from acquiring Common Stock in the open market or otherwise, provided that the Aggregate Percentage of Sonera Holders shall not exceed 33% if such percentage limitation is then applicable under Article 8 hereof.

                                    ARTICLE 5
                      SONERA TRANSFERS OF METRO ONE SHARES

         5.1 RESTRICTIONS ON TRANSFER. Except as otherwise set forth in this
Article 5 or with the prior written consent of Metro One, from and after the Effective Date and prior to the 8th anniversary, no Sonera Holder shall sell, assign or otherwise dispose of, directly or indirectly, by operation of law or otherwise ("Transfer"), any Purchased Shares.

         5.2 PERMITTED TRANSFERS. The following are permitted Transfers of Purchased Shares by a Sonera Holder:

             (a) Transfers to any Permitted Transferee, provided the Permitted Transferee agrees in writing to assume the rights and obligations applicable to Sonera Holders under the terms and provisions of this Agreement;

             (b) When required under instruments governing its indebtedness for borrowed money, creating Liens on Purchased Shares owned by the Sonera Holder to secure such indebtedness if such Liens or any rights of the secured party thereunder with respect to the Purchased Shares are subject to the rights and obligations of the Sonera Holder under this Agreement, and neither such secured party nor any Affiliate thereof is a Competitor.

             (c) After the 2nd Anniversary, Transfers pursuant to Rule 144 issued pursuant to the Securities Act of 1933, as amended ("Rule 144"), or in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Rights Agreement.

             (d) Subject to Section 5.5 hereof, Transfers by operation of law by reason of a merger or reorganization transaction involving Sonera or Sonera Corporation.

             (e) Transfers as contemplated under Section 5.3, 5.4, 5.5, 5.7, 5.8 and 5.9 hereof after compliance with the terms thereof.

         5.3 METRO ONE PURCHASE RIGHTS.

             (a) If, at any time after the 3rd Anniversary and prior to the 8th Anniversary, a Sonera Holder seeks to Transfer any Purchased Shares held by that Sonera Holder to a Third Party Transferee, the Sonera Holder shall notify Metro One in writing of the number of Purchased Shares to be sold, and the price and other material terms for sale of such Purchased Shares, including any minimum number of Purchased Shares that Sonera offers to sell as a block (a "Sonera Transfer Notice").

             (b) If the Sonera Transfer Notice references 1,000,000 or fewer shares and a price of $17,000,000 or less, within 10 Business Days after receipt of the Sonera Transfer Notice, or if the Sonera Transfer Notice references more than 1,000,000 shares or a price greater than $17,000,000, within 30 Business Days after such receipt, Metro One shall within the applicable time period notify Sonera that (i) Metro One agrees to purchase all of the shares, or all of one or more minimum block(s) of shares identified in the Sonera Transfer Notice, at the price and other terms specified in such Sonera Transfer Notice, or (ii) Metro One offers to purchase a specified number of such Purchased Shares at the price in the Sonera Transfer Notice or at a specified alternative price, together with the duration of the offer and/or other terms (if any) for such purchase (a "Metro One Alternative Notice"); or (iii) Metro One declines to purchase any Purchased Shares, which decision shall be deemed to have been made in the event Metro One fails to respond within such applicable time period.

             (c) If Metro One provides notice under Section 5.3(b)(i), such notice will be deemed an acceptance of the Sonera Holder's offer to sell the Purchased Shares identified in the Sonera Transfer Notice with respect to all or the specified block(s) of shares, and the parties will consummate the sale of the Purchased Shares in accordance with the terms of such Sonera Transfer Notice.

             (d) If Metro One provides a Metro One Alternative Notice, it shall be deemed during the 180 day period following the Sonera Transfer Notice (unless otherwise specified in the Metro One Alternative Notice) a revocable offer of Metro One to buy the Purchased Shares identified in the Metro One Alternative Notice under the terms specified therein, conditioned on the sale of the Purchased Shares by the Sonera Holder to a third party on the terms specified in the Sonera Transfer Notice. Sonera may accept the offer in a Metro One Alternative Notice by notice provided to Metro One not less than 10 Business Days prior to closing if, at the time of such acceptance, the offer has not expired in accordance with its terms or been revoked.

             (e) Closing of any purchase and sale pursuant to this Section 5.3 shall be on a date (not more than 60 Business Days after the date of the Sonera Transfer Notice) and at a place specified by Sonera at least 10 Business Days prior to closing, or at such other place or on such other date as Metro One and Sonera may agree in writing. At the closing, the Sonera Holder shall deliver to Metro One certificates representing the Purchased Shares to be purchased, against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by Sonera at least 5 Business Days prior to the date of such closing.

         5.4 FAILURE OF METRO ONE TO PURCHASE SHARES. With respect to Purchased Shares identified in the Sonera Transfer Notice which Metro One does not purchase pursuant to notice provided under Section 5.3(b)(i), Sonera shall be free for a period of 180 days after the date of the Sonera Transfer Notice to sell all or any portion of such Purchased Shares on any terms then available in the market pursuant to a Public Market Sale or otherwise; provided however, that the Sonera Holders (a) shall not knowingly Transfer such Purchased Shares to a Competitor without Metro One's consent in a Transfer that is not a Public Market Sale; and (b) shall use reasonable efforts to ensure that Public Market Sales of Purchased Shares do not result in Transfers to a Competitor; and provided further, that if the terms of a block of more than 500,000 of such Purchased Shares offered to any Third Party Transferee by the Sonera Holders are more favorable to such Third Party Transferee than the terms set forth in the Metro One Alternative Notice (if any), Sonera shall give Metro One another Sonera Transfer Notice setting forth the new terms and Metro One shall have 5 Business Days in which to inform Sonera that it wishes to purchase a specified number of Purchased Shares on the new terms. Any Purchased Shares that Metro One does not agree to purchase on such new terms may be sold by Sonera to third parties on any terms then available in the market; provided, for any block of more than 500,000 Purchased Shares, if such terms are more favorable to the purchaser than the new terms previously offered to Metro One, Sonera shall give Metro One another Sonera Transfer Notice to which Metro One shall respond in 5 Business Days in accordance with the proceeding sentence. Closing with respect to any shares Metro One agrees to purchase on the new terms shall be in accordance with Section 5.3. To the extent such Purchased Shares are not sold within such 180 day period, the Sonera Holder shall again become subject to the procedure set forth in Sections 5.3 and 5.4 before selling Purchased Shares to any Third Party Transferee. For purposes of clauses (a) and
(b) of this Section 5.4, Sonera shall take reasonable measures to prevent the sale of its Purchased Shares to a Competitor, which shall include using agents or brokers of international standing and providing them with proper written instructions as to the process to be followed to satisfy Sonera's contractual commitments under this Section 5.4.

         5.5 SONERA CHANGE IN CONTROL. In the event that Sonera Corporation enters into, or the shareholders of Sonera Corporation authorize or enter into, any transaction providing for a Sonera Change in Control, Sonera shall give written notice to Metro One of such transaction, which notice shall describe the transaction in reasonable detail and identify the other Person or Persons that are parties thereto (the "Sonera Transaction Notice"). If any such Person, or any other Person directly or indirectly in control of such Person, is a Competitor and Metro One determines in its reasonable judgment that the relationship by virtue of such transaction with such Competitor could have a Material Adverse Effect, Metro One may notify Sonera within 30 days of receipt of the Sonera Transaction Notice that Metro One intends to invoke the provisions of this Section 5.5 (an "Event Notice"). Metro One shall be deemed to have consented to such proposed transaction if it gives no Event Notice within 30 days of its receipt of a Sonera Transaction Notice. Sonera agrees that it will not enter into any Sonera Change in Control transaction unless the other Person that is a party to the transaction agrees to be bound by the provisions of this
Section 5.5. If Metro One timely gives an Event Notice to Sonera, the provisions of Section 5.3 shall thereafter be applied with respect thereto (regardless of whether such transaction occurs before the 3rd Anniversary) and Sonera shall promptly deliver a Sonera Transfer Notice to Metro One with respect to all Purchased Shares held by Sonera Holders. To the extent Metro One fails to purchase such Purchased Shares, the Sonera Holders shall use their reasonable best efforts to sell all such Purchased Shares in conformity with Section 5.4 to one or more third parties in the market or otherwise to engage in an orderly liquidation of such Purchased Shares at fair prices, and Metro One shall provide reasonable cooperation in connection therewith. No Sonera Holder shall be obligated to divest itself of any Purchased Shares until such time as such divestment would not subject such Sonera Holder to liability under
Section 16(b) of the Exchange Act or any other applicable provision of Federal or state law.

         5.6 DETERMINATION OF PRICE. For purposes of Article 5 hereof, if the price offered by one party to another is to be paid in something other than money in a lump sum at the closing, then Sonera or the transferring Sonera Holder (as the case may be) and Metro One shall use their best efforts to reach agreement as to an equivalent in monetary terms, which shall constitute the price for the purposes of such offer. If such an agreement cannot be reached within 15 days after Sonera or the transferring Sonera Holder (as the case may be) or Metro One receives written notice of the price offered, such equivalent shall be determined by an appraiser, agreed upon within 10 days after the end of such 15 day period (and paid equally) by Sonera or the Sonera Holder (as the case may be) and Metro One or, if they cannot agree upon an appraiser, by 3 appraisers, one of whom shall be chosen within 20 days after the end of such 15 day period (and paid) by Sonera or the Sonera Holder (as the case may be), one of whom shall be chosen within the same period (and paid) by Metro One, and the third of whom shall be chosen by the first 2 so chosen within an additional 10 days and paid equally by Sonera or the Sonera Holder (as the case may be) and Metro One. The decision of the agreed-upon appraiser or, as the case may be, a majority of the 3 appraisers, shall be made within 45 days after he or they, as the case may be, are chosen and shall be final and binding upon Sonera or the Sonera Holder (as the case may be) and Metro One. All time periods specified in
Article 5 shall be extended by the length of time necessary for such appraiser(s) to be chosen and for such appraisal to be made (if it becomes necessary).

         5.7 METRO ONE SHARE BUY BACK. Subject to Section 7.4, if Metro One initiates a program available to all owners of Common Stock by which Metro One seeks to repurchase, redeem or otherwise reacquire some but not all of the shares of Common Stock (other than pursuant to an employee benefit plan or other employee compensation arrangement) (a "Buy Back Program"), the Sonera Holders agree to participate, on a pro rata basis among Sonera Holders, in proportion to the participation in such program by other owners of Common Stock (by class of shares, if applicable). The Sonera Holders shall only be required to participate in a Buy Back Program under this Section 5.7 so long as and to the extent the Aggregate Percentage would otherwise exceed 33%.

         5.8 TAG ALONG RIGHTS.

             (a) Metro One shall not enter into a binding agreement with a third party to effect a Metro One Change in Control (including a "going private" transaction or the issuance or sale from treasury by Metro One of sufficient new shares of Common Stock to effect a Metro One Change in Control) unless each Sonera Holder is given the opportunity to sell to the third party on a pro rata basis its Purchased Shares, such sale to be concurrent with the consummation of the Metro One Change in Control, at the same price per share and on substantially the same terms and conditions as are obtained by Metro One or its shareholders in such Metro One Change in Control.

             (b) In the event the right provided in this Section 5.8 is exercised, each Sonera Holder agrees to take all reasonable steps necessary to enable such holder to comply with the provisions of this Section 5.8, including executing and performing a sale, lock-up, or waiver of appraisal rights agreement on no less favorable (to the Sonera Holders) terms as are agreed to by other substantial shareholders of Metro One. Metro One agrees to keep Sonera advised in writing of, and consult on a timely basis with Sonera concerning, any proposed Metro One Change in Control with respect to which any Sonera Holder has exercised the right provided in this Section 5.8.

             (c) The right provided by this Section 5.8 shall be exercised by each Sonera Holder by giving a notice of such exercise to Metro One within 15 Business Days after receipt by such Sonera Holder of written notice from Metro One of such proposed Metro One Change in Control, which notice shall (i) set forth in reasonable detail the identity of the proposed transferee, the proposed purchase price, terms of payment and type of consideration, and other material terms of the proposed Metro One Change in Control, and (ii) be provided to Sonera after Sonera has declined to exercise its rights under Section 6.2 hereof or ceased participation. Each Sonera Holder that exercises such right shall thereafter be obligated to agree in writing at the time of Metro One (or a majority of its shareholders) entering into such a binding agreement with a third party to vote in favor of the Metro One Change in Control or sell to such third party all its pro rata portion of its Purchased Shares, and Metro One shall not consummate the proposed Metro One Change in Control with the third party unless such third party also acquires the pro rata portion of the Purchased Shares that are held by each Sonera Holder exercising such right.

             (d) The tag-along right provided by this Section 5.8 shall terminate in the event that the Sonera Holders own less than 2,000,000 Purchased Shares.

         5.9 DRAG ALONG RIGHTS.

             (a) At any time that Sonera Holders own less than 2,000,000 Purchased Shares, Metro One shall have the right, if it enters into a binding agreement to effect a Metro One Change in Control, to require the Sonera Holders to sell all but not less than all of the Purchased Shares beneficially owned by them, such sale to occur concurrently with and as part of the consummation of the Metro One Change in Control transaction and at the same price per share and on substantially the same terms and conditions as are obtained by other holders of Metro One Common Stock. In the event the right provided in this Section 5.9 is exercised by Metro One, each Sonera Holder shall take reasonable steps and provide reasonable cooperation to comply with the provisions of this Section

5.9, including executing a sale, lock-up or waiver of appraisal rights agreement on no less favorable (to the Sonera Holders) terms as agreed by other substantial shareholders of Metro One. Metro One agrees to keep Sonera advised in writing of, and consult on a timely basis with Sonera concerning, any proposed Metro One Change in Control by providing Sonera with information relating thereto made available to parties other than the officers, directors, agents and counsel of the parties to the Metro One Change in Control transaction.

             (b) The right provided by this Section 5.9 shall be exercised by giving a written notice of such exercise to each Sonera Holder setting forth in reasonable detail the identity of the parties to the proposed Metro One Change in Control, the proposed purchase price, the terms of payment and the other material terms of the proposed Metro One Change in Control. Each Sonera Holder shall thereafter be obligated to vote in favor of the transaction or sell to such third party all (but not less than all) of its Common Stock.

         5.10 ASSIGNMENT OF RIGHTS. In the event that, prior to the 3rd anniversary, a Sonera Holder Transfers its Purchased Shares under Section 5.4 hereof by virtue of a Sonera Change in Control to a Third Party Transferee that is not a Competitor, the right of Sonera to designate one director of Metro One pursuant to Section 2.2 hereof may be assigned to any Third Party Transferee who acquires from Sonera Holders at least 2,000,000 Purchased Shares, and the right of Sonera to designate 2 directors of Metro One pursuant to Section 2.2 hereof may be assigned to any Third Party Transferee who acquires from Sonera Holders at least 4,000,000 Purchased Shares. Any director designated by a Third Party Transferee shall be subject to approval of Metro One, which approval shall not be unreasonably delayed or withheld.

                                    ARTICLE 6
                           METRO ONE CHANGE IN CONTROL

         6.1 INITIATION OF CHANGE IN CONTROL ACTIVITIES. If Metro One initiates or undertakes a process to solicit, enter into negotiations or agreements relating to or otherwise commence or effect any sale, assignment, disposition or other transaction that is reasonably expected to result in a Metro One Change in Control ("Change in Control Activities"), it shall promptly give written notice thereof to Sonera, which notice (a "Metro One Activities Notice") shall refer to this Section 6.1 and describe (i) the transaction that is the subject of the Change in Control Activities, and (ii) any alternative transaction for a Metro One Change in Control that Metro One may desire to effect. Sonera shall have 10 Business Days from its receipt of the Metro One Activities Notice within which to notify Metro One that Sonera desires to participate in the Change in Control Activities.

         6.2 RIGHT OF PARTICIPATION. If Sonera timely gives Metro One such notice, then Sonera shall be immediately provided the right on a least an equal basis with any other third party seeking to participate or participating in the Metro One Change in Control Activities as a potential acquirer of Metro One property or Common Stock to (i) engage in good faith negotiations with Metro One and participate as a potential acquirer of Metro One property or Common Stock in any solicitation or sale process conducted by the Metro One Board of Directors or a committee thereof regarding the possible Metro One Change in Control; and
(ii) receive all information regarding Metro One and the Change in Control Activities as Sonera may reasonably request and as may be made available or provided to such third parties.

         6.3 METRO ONE OBLIGATION. In no event shall Metro One enter into an agreement for or complete any Metro One Change in Control unless Metro One has complied in good faith with this Article 6. In the event of a Metro One Change in Control in which the Sonera Holders and other shareholders of Metro One maintain a continuing equity interest in a surviving corporation, Metro One agrees to (i) use its reasonable best efforts to require, subject to exercise of the fiduciary duty of the Board of Directors, that the surviving corporation accept in writing and be bound by the terms of this Agreement to the extent that they might reasonable be applied to the surviving corporation, given the nature of the transaction and the relative size of the parties; and (ii) use its reasonable best efforts to require that Sonera has proportionate representation on the Board of Directors of the surviving corporation, provided that to the extent Metro One or its shareholders are granted the right to designate more than one director, Sonera shall have the right to designate at least one of those directors.

         6.4 TERMINATION OF RIGHT. The right provided by this Article 6 shall terminate in the event that the Sonera Holders own less than 2,000,000 Purchased Shares.

                                    ARTICLE 7
                         CERTAIN COVENANTS OF METRO ONE

         7.1 GENERAL. From and after the Effective Date and until such time as the number of the Purchased Shares owned by Sonera Holders is less than 1,500,000, Metro One shall comply in all material respects with the covenants set forth in Article 7.2 hereof.

         7.2 FINANCIAL REPORTING. In the event Metro One ceases to be listed on the Nasdaq or similar national securities exchange, or is otherwise no longer subject to the financial reporting and accounting requirements applicable to companies listed on such exchanges:

             (a) Metro One shall maintain a system of accounting established and administered in accordance with U.S. GAAP and shall set aside on its books all such proper reserves as shall be required by U.S. GAAP. Metro One shall retain a firm of independent certified public accountants of recognized national standing (which may be the auditors of Metro One as of the Effective Date) to audit and report on Metro One's annual consolidated balance sheets and statements of operations, shareholders' equity and cash flows. All major accounting policies and principles shall be determined in accordance with U.S. GAAP.

             (b) Metro One shall prepare annual consolidated balance sheets and statements of operations, shareholders' equity and cash flows, which shall be prepared in accordance with U.S. GAAP, set forth in each case in comparative form the figures for the previous year, and be audited by the auditors referred to in this Section 7.2. Metro One shall also prepare quarterly unaudited consolidated balance sheets and statements of operations, shareholders' equity and cash flows for itself and its Subsidiaries, certified by its chief financial officer or chief executive officer and prepared in accordance with U.S. GAAP, setting forth in each case in comparative form the same figures for the comparable period of the previous year and, in addition, year-to-date figures.

             (c) Metro One shall furnish to Sonera the following information within the times specified:

                 (i) as soon as practicable after the end of each fiscal quarter, and in any event within 50 days thereafter, all of the quarterly financial information relating to Metro One referred to herein, and

                 (ii) as soon as practicable after the end of each fiscal year, and in any event within 100 days thereafter, all of the annual financial information relating to Metro One referred to herein.

         7.3 NO ADVERSE ACTIONS. Metro One agrees that, except (i) with the prior written consent of Sonera, or (ii) as required by the terms of its Articles of Incorporation or By-laws, this Agreement, the Registration Rights Agreement, or other agreement between the parties hereto, it will not take any action, or cause or permit any Subsidiary to take or omit to take any action, which action or omission to take action could reasonably be expected to have a material adverse effect upon the rights of Sonera (A) provided in this Agreement, the Registration Rights Agreement or other agreement between the parties hereto, or (B) provided in such Articles of Incorporation or By-laws. Notwithstanding the foregoing, this Section 7.3 shall not preclude the Board of Directors from taking action affecting all shareholders in the same manner that it believes in good faith to be in the interests of the Metro One shareholders, such as for example, Metro One making acquisitions for its stock which would have the effect of diluting the equity interest of the Sonera Holders.

         7.4 USE OF PROCEEDS. Metro One agrees that the full amount of the Aggregate Purchase Price paid to Metro One pursuant to the Stock Purchase Agreement shall be used for ordinary business expenses, including repayment of debt, working capital and capital investments relating to the business of Metro One. From and after the Effective Date and prior to the 2nd Anniversary, Metro One shall not undertake, without Sonera's prior written approval, any repurchase or redemption of Common Stock or other equity securities (or securities convertible into equity securities), other than from the Sonera Holders, or payment of cash dividends.

         7.5 BOARD OF DIRECTORS MEETINGS. The Board of Directors of Metro One shall meet in a manner authorized by the Articles of Incorporation and By-laws not less than 4 times in each calendar year.

                                    ARTICLE 8
                                SONERA STANDSTILL

         8.1 STANDSTILL.

             (a) From and after the Effective Date and until the 3rd Anniversary (the "Standstill Period"), except with the consent of Metro One and subject to the exceptions set forth in Section 8.2 hereof, no Sonera Holder shall, directly or indirectly:

                 (i) acquire or agree to acquire any Common Stock if, in any such case, the effect of such acquisition would be to increase the Aggregate Percentage in excess of 33%;

                 (ii) solicit proxies or consents with respect to the Common Stock or become a "participant" in any "election contest" (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors of Metro One, it being understood that the Sonera Holders shall not be deemed to be such a participant merely by reason of the membership of any directors designated by Sonera pursuant to Section 2.2 hereof on the Metro One Board of Directors;

                 (iii) form, join or otherwise participate in a 13D Group with any Person or otherwise induce, attempt to induce or in any manner act in concert with any such Person for the purpose of initiating or effectuating a Tender Offer or a transaction which would result in a Metro One Change in Control; provided that the provisions of this clause (iii) shall not be applicable if the Metro One Board of Directors takes affirmative action, engages in discussions or otherwise seeks or takes action for the purpose of entering into an agreement or other arrangement that is intended to effect a Metro One Change in Control; or

                 (iv) except in connection with Sonera's exercise of its rights under Section 6.2 hereof, take any action that forces Metro One to make any public announcement regarding the matters referred to in, or request or propose that Metro One amend, waive or consider the amendment or waiver of any provision of Sections 8.1(a)(ii) and (iii) hereof.

             (b) Nothing in Section 8.1(a) shall have the effect of (i) precluding a Sonera Holder from participating in a Tender Offer or voting or agreeing to vote its shares in favor of a Metro One Change in Control in which the Sonera Holders would receive consideration on the same basis as is generally available to other holders of Common Stock or (ii) prohibiting any Metro One director designated by Sonera pursuant to Section 2.2 hereof (acting in such capacity) from participating (A) in discussions with other members of the Metro One Board of Directors or (B) in meetings of such Board of Directors; or (iii) otherwise purchasing Common Stock, subject to the applicable Aggregate Percentage limitation above.

             (c) If any Sonera Holder inadvertently makes an acquisition of Common Stock that would increase the Aggregate Percentage to more than 33%, such excess shares shall (for so long as the Aggregate Percentage exceeds 33%) be voted in a manner proportionate to shares voted by the shareholders of Metro One other than the Sonera Holders and it shall promptly divest such excess; provided, however, that no Sonera Holder shall be obligated to divest itself of such excess until such time as such divestment would not subject such Sonera Holder to liability under Section 16(b) of the Exchange Act or any other applicable provision of Federal or state law.

             (d) Notwithstanding Section 8.1(a) and (c), no Sonera Holder shall be obligated to dispose of any Common Stock if the Aggregate Percentage is increased as a result of (x) a recapitalization, merger, consolidation or other reorganization of Metro One, (y) a repurchase of Common Stock by Metro One (except as provided in Section 5.7) or (z) any other action taken by Metro One (or its Affiliates other than the Sonera Holders).

         8.2 EXCEPTIONS TO STANDSTILL.

             (a) Notwithstanding Section 8.1, the Sonera Holders, collectively or individually may:

                 (i) acquire Common Stock without regard to the limitations set forth in Section 8.1 but in accordance with this Section 8.2 if at any time any Person or 13D Group (other than any 13D Group which includes Sonera Holders) (such Person or

13D Group together with any of their Affiliates, collectively, a "Triggering Person"), directly or indirectly, (x) makes a bona fide offer to acquire, or (y) acquires, beneficial ownership of Common Stock which, if added to the Common Stock (if any) already beneficially owned by such Triggering Person, would represent ownership of 33% or more of the Common Stock on a fully-diluted basis;

                 (ii) with Metro One Board of Directors approval, make a Tender Offer during the Standstill Period; and

                 (iii) with Metro One Board of Directors approval, acquire Common Stock (including stock options, warrants or rights to purchase Common Stock) without regard to the limitations set forth in Section 8.1 hereof.

         Metro One shall give Sonera written notice of the occurrence of any event of the type referred to in Section 8.2(a)(i) promptly after Metro One obtains knowledge of such event.

             (b) If an event identified in Section 8.2(a)(i) occurs and shall not have been withdrawn or terminated, the Sonera Holders shall be permitted to take such action and make such offers as may be considered to be of the same nature and type of action or offer and for the same resulting number of shares as that which is being taken by the Triggering Person; provided that the Sonera Holders may only acquire that number of shares which when added to the number of shares already owned by the Sonera Holders shall not exceed the number of shares beneficially owned (as defined without excluding paragraph (d) of Rule 13d-3) and to be acquired (assuming any proposals or offers to purchase have been consummated) by the Triggering Person. In proceeding with any action or offer permitted under this Section 8.2(b), the Sonera Holders shall be permitted to offer more favorable terms such as price, cash versus securities or other such terms as may be consistent with an offer of the same nature and type of consideration as that which is being proposed by the Triggering Person.

             (c) If the Sonera Holders shall take any such action permitted by
Section 8.2(b), Metro One agrees that it shall not in any way (whether by active opposition, Board of Director announcement or otherwise) contest such action, subject in all events to the fiduciary obligations of Metro One's Board of Directors and officers to Metro One's shareholders.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 EXPENSES. Each party shall bear its own expenses incident to the negotiation, preparation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of its counsel, financial and investment banking advisors and accountants.

         9.2 INJUNCTIVE RELIEF. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         9.3 NOTICES. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given or by delivery in person, overnight courier service (with delivery confirmed) or by telecopy (with a confirmatory copy sent by overnight courier) to the other party at the following address (or at such other address for a party as shall be specified in a notice given in accordance in this Section 9.3 by like Notice)

             (a) if to Metro One, to:

                          Metro One Telecommunications, Inc.
                          11200 Murray Scholls Place
                           Beaverton, OR 97008
                          Attn: Chief Executive Officer
                          Telecopy No.: 503-521-0923

                 with a copy (which shall not constitute notice) to:

                          Heller Ehrman White & McAuliffe LLP
                          601 S. Figueroa Street, 40th Floor
                          Los Angeles, CA  90017
                          Attn:  Neal H. Brockmeyer, Esq.
                          Telecopy No.: 213-614-1868

             (b) if to Sonera, to:

                          Sonera Media Holding B.V.
                          c/o Sonera Corporation
                          Teollisuuskatu 15
                          P.O. Box 106, SONERA-00051


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

                          Helsinki, Finland
                          Attn:  Maire Laitinen, General Counsel
                          Telecopy No.: 011-358-2040-3414

                 with a copy (which shall not constitute notice) to:

                          Patton Boggs LLP
                          2550 M St., N.W.
                          Washington, D.C.  20037
                          Attn:  Richard M. Stolbach, Esq.
                          Telecopy No.: 202-457-6315

             Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

         9.4 ENTIRE AGREEMENT. This Agreement, the Stock Purchase Agreement and the Registration Rights Agreement contain the entire understanding among the parties hereto concerning the subject matter hereof and this Agreement may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of any of its rights under this Agreement or of any breach of this Agreement shall not constitute a waiver of any other rights or of any other or future breach.

         9.5 REMEDIES CUMULATIVE. Except as otherwise provided herein, each or any of the rights and remedies in this Agreement provided, and each or any of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any other rights or remedies provided in this Agreement or at law or in equity.

         9.6 GOVERNING LAW. This Agreement shall be construed in accordance with and subject to the laws and decisions of the State of New York applicable to contracts made and to be performed entirely therein.

         9.7 COUNTERPARTS. This Agreement may be executed in several counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.


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

         9.8 WAIVERS. No provision in this Agreement shall be deemed waived except by an instrument in writing signed by the party waiving such provision.

         9.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective permitted successors and assigns; provided, however, that, except as otherwise expressly set forth in this Agreement, none of the rights or the obligations of any party may be assigned or delegated without the prior written consent of the other party.

         9.10 FURTHER ASSURANCES. Sonera shall, at the request of Metro One, and Metro One shall, at the request of Sonera, from time to time, execute and deliver such other assignments, transfers, conveyances and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions herein contemplated.

         9.11 INFORMATION FOR GOVERNMENTAL FILINGS. Each party to this Agreement agrees to provide such information regarding itself and its Affiliates as may reasonably be requested by another party hereto for inclusion in such documents as the requesting party may from time to time be required to file with the Securities and Exchange Commission or other agencies of the United States or a foreign government. The information provided for inclusion in such documents will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading. All statements included in Metro One government filings relating to Sonera shall be subject to the approval of the party to which such statements relate, such approval not to be unreasonably withheld or delayed.

         9.12 DISCLOSURES.

             (a) CONFIDENTIALITY. Sonera and Metro One each acknowledge and confirm in connection with the negotiation of this Agreement and the execution hereof, during the period from the Effective Date and so long as this Agreement remains in effect, the parties hereto will have furnished to one another certain materials, information, data and other documentation ("Disclosures") concerning their business, financial condition and operations which are proprietary and confidential. Each party acknowledges the party making such Disclosures considers them secret and confidential and asserts a proprietary interest therein. Accordingly, each of Sonera, on the one hand, and Metro One, on the other hand, covenants and agrees that it shall maintain all Disclosures made by another party in strict confidence and shall not use such Disclosures for its own benefit or disclose them to third parties, except to its agents, representatives, bankers, investment bankers, counsel and employees involved in evaluating the transactions contemplated by this Agreement and informed of the requirement of


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

confidentiality, or as otherwise required by law (including the requirement of Metro One to disclose such terms under the federal securities laws or under the rules of any securities exchange on which its securities are listed, and including the requirement of Sonera or any of its Affiliates to disclose such terms under the securities laws of the United States, the Netherlands, Finland or other applicable jurisdictions).

             (b) PUBLIC ANNOUNCEMENTS. No public announcement with regard to the transactions contemplated hereby or the material terms hereof shall be issued by any party hereto without the mutual prior written consent of the other parties, except to the extent that the parties are unable to agree on a press release and legal counsel for one party is of the opinion that such press release is required by law.

             (c) NON-CONFIDENTIAL INFORMATION. This Agreement shall not restrict any party hereto from using information already known to it, to which it is entitled under existing agreements, or information generally in the public domain or any information received from a third party with a right to possess or make disclosure thereof.

         9.13 TERMINATION. This Agreement may be terminated without further obligation of Metro One or Sonera (i) by mutual written consent duly authorized by the Boards of Directors of Metro One and Sonera, respectively; (ii) by Sonera in the event of the occurrence of a Metro One Change in Control; (iii) by Metro One in the event of the occurrence of a Metro One Change in Control, except to the extent the rights and obligations of the parties hereto are continued as contemplated under Sections 5.10 and 6.3 hereof, or (iv) by Sonera in the event of the occurrence of an event specified in Section 8.2(a)(i)(y), which has not been withdrawn or terminated. The rights and obligations for which this Agreement prescribes specific events of termination shall terminate in accordance with the applicable terms of this Agreement.

         9.14 ADJUSTMENT IN NUMBER OF SHARES. Each reference to a number of Purchased Shares or shares of Common Stock in this Agreement shall be adjusted appropriately to reflect the effects of any recapitalization, stock dividend or distribution, stock split-up or recombination affecting generally the outstanding shares of the relevant class of Metro One securities.

         9.15 SEVERABILITY. In the event any provision of this Agreement is found to be invalid or unenforceable in whole or in part, the remaining provisions of this Agreement nevertheless shall be binding and the invalid or unenforceable provision shall be replaced by a valid and enforceable provision which comes closest to the intent or economic effect of the provision to be replaced.

         9.16 DISPUTE RESOLUTION. In the event that any dispute, controversy or claim arises between the Purchaser and Seller with respect to this Agreement or the transactions contemplated hereby, the following procedures shall apply:

             (a) The parties will attempt in good faith to resolve any dispute, controversy or claim under, arising out of, relating to or in connection with this Agreement, including the negotiation, execution, interpretation, construction, performance, non-performance, breach, termination, validity, scope, coverage or enforceability of this Agreement or any alleged fraud in connection therewith, promptly by negotiation between representatives of the parties. If any such dispute, controversy or claim should arise, duly authorized representatives of the Purchaser and the Seller will meet at least once at a mutually agreed time and place and will attempt to resolve the matter. Either representative may request the other to meet again within 14 days thereafter.

             (b) If the matter has not been resolved pursuant to the foregoing procedures within 30 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled, at the request of either party, by arbitration administered by the American Arbitration Association and conducted in accordance with its Commercial Arbitration Rules. The arbitration decision shall be rendered within 180 days from the date of appointment of all the arbitrators.

             (c) There shall be 3 arbitrators. Within 10 days after the initiation of an arbitration proceeding, Seller shall select 1 arbitrator and the Purchaser shall select 1 arbitrator, and those 2 arbitrators shall then select within 10 days a third arbitrator. If those 2 arbitrators are unable to select a third arbitrator within such 10-day period, a third arbitrator shall be appointed by the American Arbitration Association. If either party fails or refuses to appoint an arbitrator, the arbitrator appointed by the other party shall be the sole arbitrator.

             (d) The decision of at least 2 of the 3 arbitrators (or a single arbitrator, as the case may be due to a default in appointment) shall be final and binding upon the parties. The arbitrators' decision shall be in writing and shall provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators shall not have power to award damages in connection with any dispute in excess of actual compensatory damages and shall not multiply actual damages or award consequential or punitive damages. Equitable remedies shall be available in any such arbitration.

             (e) The substantive and procedural law of the State of New York shall apply to any such arbitration proceedings. The place of any such arbitration shall be New York, New York. Judgment on an award rendered by the arbitrators may be entered in any court of competent jurisdiction.

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

             (f) Notwithstanding the provisions of this Section 9.16, either party may seek injunctive or other equitable relief to maintain the status quo before any federal or state court of competent jurisdiction within New York, New York, in connection with any dispute, controversy or claim arising between the Purchaser and the Seller with respect to this Agreement or the transactions contemplated hereby.

             (g) Each party shall bear its own fees and expenses with respect to the arbitration and any proceedings related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators however, the prevailing party shall be reimbursed for its expenses and attorney fees by the other party.

         9.17 SONERA AS AGENT OF SONERA HOLDERS. For purposes of this Agreement:
(i) notice to Sonera in the manner designated in Section 9.3 hereof shall constitute notice to all Sonera Holders, provided such notice identifies therein each Sonera Holder by name and number of Purchased Shares owned by such holder; and (ii) a duly authorized representative of Sonera or an officer of Sonera Corporation shall have the authority to act hereunder on behalf of each Sonera Holder.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    METRO ONE TELECOMMUNICATIONS, INC.

                                    By: /s/ TIMOTHY A. TIMMINS
                                       ----------------------------------------
                                       Name: Timothy A. Timmins
                                       Title: President and CEO

                                    SONERA MEDIA HOLDING B.V.

                                    By: /s/ OLLI T. TUOHIMAA
                                       ----------------------------------------
                                       Name: Olli T. Tuohimaa
                                       Title: Attorney-in-Fact
















                    [SIGNATURE PAGE TO INVESTMENT AGREEMENT,
                          DATED AS OF FEBRUARY 2, 2001
                   BETWEEN METRO ONE TELECOMMUNICATIONS, INC.
                         AND SONERA MEDIA HOLDING B.V.]

                                       31